UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2006

ICON INCOME FUND EIGHT B L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-37504	13-4183234
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                100 Fifth Avenue, 4th Floor, New York, New York 10011

(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code               (212) 418-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 24, 2006, the general partner of ICON Income Fund Eight B L.P. (the “Partnership”) distributed a portfolio overview for the third quarter 2005 to the limited partners of the Partnership. A copy of the portfolio overview is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Third Quarter 2005 Portfolio Overview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT B L.P.
By: ICON CAPITAL CORP., its General

Dated: March 2, 2006	By: /s/ Thomas W. Martin
Thomas W. Martin
Chief Operating Officer

Exhibit 99.1

ICON Income Fund Eight B L.P.

-3rd Quarter 2005 Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 24, 2000 through the closing of the offering on October 17, 2001. As of September 30, 2005, Eight B had 743,201.96 partnership units outstanding. During the reporting period, Eight B continued to function in its “Reinvestment Period” and no further partners were admitted.

The acquired equipment subject to lease is comprised of two categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flow, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis. Eight B’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to investors and over time is expected to permit acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to investors.

Eight B’s Reinvestment Period is anticipated to continue until October 2006 – a period of five years from the closing of the offering – unless extended. Following its Reinvestment Period, Eight B will enter its “Disposition Period,” in which it will dispose of its investments in the ordinary course of business.

News covering the reporting period

• Cathay Pacific Airways Limited (“Cathay”) announced that its inflight entertainment system is has been named the world’s “Best Inflight Programming - Long Haul” by the World Airline Entertainment Association. The award was presented as Cathay announced the rollout of new-generation Studio CX inflight entertainment system user interface across its fleet. (Source: Cathay press release, dated September 27, 2005)

• FedEx Express, a subsidiary of FedEx Corp. (“FedEx”), announced new service expansions in India that will connect India to more of the world. FedEx has expanded its market leadership position by increasing flight frequencies in and out of India and improving connectivity between key export centers and regional hubs, resulting in improved service. Additional capacity to move shipments of greater weight and size to key global markets within 24 to 48 hours has enabled exporters to clear customs earlier allowing more time for production--a key benefit to manufacturing customers. (Source: FedEx press release, dated October 20, 2005)

Neither Eight B nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”

Investments and commitments during the reporting period

Although Eight B did not acquire or enter into any commitments to acquire equipment during the three month reporting period, Eight B is negotiating with Cathay regarding possible lease extensions for both aircraft it has on lease to Cathay.

Portfolio Overview

Eight B has invested both directly and indirectly through joint ventures with its affiliates. Presently, Eight B’s portfolio consists primarily of:

Income leases

• Office fixtures, furniture and telephone systems subject to finance lease with Regus Business Centre Corp. (“Regus”). Eight B purchased the equipment for approximately $5.3 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate through July 2007.

• Five aircraft engine modules on lease to TWA, LLC, a subsidiary of American Airlines, though May 2008. This investment was originally a growth lease. The aggregate purchase price was $5,950,000, the cash portion of which was $4,038,790. All debt was prepaid in November 2003.

• A 74.87% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Nine, LLC. SPK holds a portfolio consisting of various material handling, telecommunications and computer equipment.

Growth leases

• A 96.73% interest in ICON Cheyenne, LLC (“Cheyenne”). Cheyenne holds a portfolio of leases consisting primarily of material handling and manufacturing equipment. As of September 30, 2005, 19 of the original 119 leases were in effect. The last of these leases expire in October 2006. Eight B purchased its interest in the portfolio for approximately $29,706,000, of which approximately $11,400,000 was paid in cash.

• Two Airbus A340-313’s (B-HXM and B-HXN) on lease to Cathay. Eight B owns a 100% and a 50% interest in each aircraft, respectively. The combined purchase price of the interests in the aircraft was approximately $114,592,000, of which approximately $6,375,000 was paid in cash. Both leases expire on March 31, 2006, but Eight B is negotiating with Cathay regarding possible lease extensions for both aircraft.

• Two McDonnell Douglas DC-10-30 aircraft (N317FE and N319FE) on lease to FedEx. Eight B owns a 15% and a 90% interest in each aircraft, respectively. The interests in the aircraft were purchased for $28,352,619, of which $3,218,908 was cash. Both leases expire on March 31, 2007.

• 128 photo development labs on lease to Kmart. This equipment is subject to four separate leases, the last of which expires in January 2007. Eight B acquired the labs for approximately $18,234,000, comprised of approximately $682,000 in cash and approximately $17,552,000 of non-recourse debt.Actual photo of N319FE

Terminated Leases

On October 31, 2005, Eight B sold the flight simulator and part task trainer which had been leased to British Aerospace, Inc. (“BAE”). The equipment was originally acquired for approximately $12.8 million of which approximately $2 million was paid in cash and the remaining $10.8 million in associated debt. The debt was fully repaid in March 2005 and the lease was scheduled to expire on March 27, 2006. Prior to lease maturity, the lessee consented to Eight B’s sale of the equipment to an unaffiliated third party. Eight B received $8,000,000 in cash for the sale of the equipment and it will recognize approximately a $4.5 million gain on the transaction.

10% Status Report

As of the end of the reporting period, the two Cathay aircraft and FedEx N319FE aircraft were the only three assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio. Each aircraft is scheduled to remain on lease during the next quarter. As of September 30, 2005, FedEx had three semi-annual payments remaining and the aircraft is anticipated to remain on lease during the next fiscal year. Whereas at September 30, 2005, each Cathay aircraft had six monthly payments remaining and the aircraft are anticipated to remain on lease at least through base term expiration in March 2006. As indicated above, Eight B is negotiating with Cathay regarding possible lease extensions for both aircraft.

The Cathay aircraft were manufactured in 1996 and FedEx N319FE was manufactured in 1980. To the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Distribution Analysis

During the reporting period, Eight B continued to make monthly distributions at a rate of 8% per annum. As Eight B has sold only a small amount of its equipment, cash for distributions was generated substantially through cash from operations. During the first three quarters of 2005, Eight B paid $4,459,630 in distributions to its limited partners. From the inception of the offering period, Eight B has made sixty-four distributions representing, in the aggregate, a return of approximately 50% of each investor’s initial investment. As of September 30, 2005, a $10,000 investment made at the initial closing, would have received $5,053 in cumulative distributions.

Fund Summary
Offering Period	5/24/2000- 10/17/2001
Size of offering	$75,000,000
Original No. of Investors	2,832
Estimated start of fund liquidation	10/17/2006

Outlook and Overview

The Cheyenne and SPK portfolios have continued to comprise the majority of maturing leases. Leases from both portfolios will continue to expire throughout 2005. With the exception of the Cheyenne and SPK leases, the Cathay Aircraft are the next leases scheduled to expire in March 2006.

As of this report, Eight B had $844,563 in cash on hand. Substantially all of Eight B’s cash flows are derived from income leases. On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited) September 30, 2005	December 2004
Cash and cash equivalents	$ 844,563	$ 1,249,480
Investments in finance leases:
Minimum rents receivable	3,510,343	10,440,930
Estimated unguaranteed residual values	906,347	1,227,902
Initial direct costs, net	14,841	74,841
Unearned income	(217,860)	(840,885)
Allowance for doubtful accounts	-	(411,742)

Net investments in finance leases	4,213,671	10,491,046

Investments in operating leases:
Equipment, at cost	135,572,243	138,085,569
Accumulated depreciation	(47,661,120)	(39,597,336)

Net investments in operating leases	87,911,123	98,488,233

Investments in joint ventures	6,366,300	5,308,848
Due from General Partner and affiliates	88,645	14,071
Investment in option, at cost	2,100,000	2,100,000
Other assets, net	1,665,467	1,495,344

Total assets	103,189,769	119,147,022

(Continued)

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Balance Sheets

LIABILITIES AND PARTNERS’ EQUITY

Notes payable - non-recourse	$ 65,673,957	$ 83,080,022
Notes payable - recourse	6,785,000	3,225,000
Due to General Partner and affiliates	26,327	169,543
Deferred rental income	2,723,585	1,036,168
Equipment sales advances	211,156	72,600
Security deposits and other liabilities	554,774	1,145,673
Minority interest	695,883	820,725

Total liabilities	76,670,682	89,549,731

Commitments and contingencies
Partners’ equity:
General Partner	(384,861)	(354,117)
Limited Partners: 743,201.96 and 743,279.34 units outstanding, $100 per unit original issue price	26,903,948	29,951,408

Total partners' equity	26,519,087	29,597,291

Total liabilities and partners' equity	$ 103,189,769	$ 119,147,022

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue:
Rental income	$5,062,306	$ 4,497,884	$ 15,174,518	$ 14,471,720
Finance income	107,067	269,921	477,915	906,679
Net gain (loss) on sales of equipment	172,947	(265,443)	35,894	(938,671)
Income from investment in joint ventures	120,374	118,883	384,461	386,501
Gain from sale of investment in unguaranteed residual values	-	1,194	320,097	99,426
Interest and other income	176,070	19,101	394,725	36,686
Total revenue	5,638,764	4,641,540	16,787,610	14,962,341

Expenses:
Depreciation	3,007,471	3,159,140	9,737,529	11,103,749
Interest	1,048,566	1,264,151	3,313,697	4,486,392
Management fees - General Partner	362,009	421,985	1,087,113	1,245,749
Administrative expense reimbursements- General Partner	114,042	195,259	431,223	636,681
Aircraft maintenance	-	-	-	171,180
General and administrative	41,223	152,805	601,672	761,839
Amortization of initial direct costs	8,290	21,766	41,527	99,560
Bad debt expense	-	-	-	411,742
Impairment loss	-	-	-	601,788
Minority interest	82,581	(18,531)	144,493	(152,837)

Total expenses	4,664,182	5,196,575	15,357,254	19,365,843

Net income (loss)	$ 974,582	$ (555,035)	$ 1,430,356	$ (4,403,502)

Net income (loss) allocable to:
Limited Partners	$964,836	$(549,485)	$1,416,052	$(4,359,467)
General Partners	$9,746	$(5,550)	$14,304	$(44,035)
	$974,582	$(555,035)	$1,430,356	$(4,403,502)
Weighted average number of limited partnership units outstanding	743,257	743,648	743,272	744,463
Net income (loss) per weighted average limited partnership unit	$ 1.30	$ (0.74)	$ 1.91	$ (5.86)

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statement of Changes in Partners’ Equity

Nine Months Ended September 30, 2005

(Unaudited)

	Units Outstanding	Limited Partners	General Partner	Total Partners’ Equity
Balance, January 1, 2005	743,279.34	$ 29,951,408	$ (354,117)	$ 29,597,291
Limited partnership units redeemed	(77.38)	(3,882)	-	(3,882)
Cash distributions to partners	-	(4,459,630)	(45,048)	(4,504,678)
Net income	-	1,416,052	14,304	1,430,356
Balance, September 30, 2005	743,201.96	26,903,948	(384,861)	26,519,087

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30,

(Unaudited)

Increase (decrease in cash and cash equivalents)	2005	2004
Cash Flows from operating activities
Net income (loss)	$ 1,430,356	$ (4,403,502)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Rental income paid directly to lenders by lessees	(13,321,998)	(13,684,723)
Interest expense on non-recourse financing paid directly to lenders by lessees	2,982,678	3,832,042
Depreciation	9,737,529	11,103,749
Finance income paid directly to lenders by lessees	(356,857)	(628,091)
Net (gain) loss on sales of equipment	(35,894)	938,671
Income from investments in joint ventures	(384,461)	(386,501)
Amortization of initial direct costs	41,527	99,560
Gain from sale of investment in unguaranteed residual values	(320,097)	(99,426)
Bad debt expense	-	411,742
Impairment loss	-	601,788
Minority interest	144,493	(152,837)
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	620,899	1,096,893
Due to/from General Partner and affiliates	(217,790)	(38,109)
Other assets	(4,110)	(129,849)
Deferred rental income	45,821	96,366
Security deposits and other liabilities	(166,053)	1,324,089
Net cash provided by (used in) operating activities	196,043	(18,138)
Cash flows from investing activities:
Proceeds from sales of equipment	758,674	3,702,243
Equipment sales advances	211,156	(992,598)
Loans and advances to affiliates	(672,992)	(815,616)
Distributions to minority interest in joint venture	(269,335)	(550,873)
Proceeds from sale of investment in unguaranteed residual values	320,097	509,012
Distributions received from joint ventures	-	868,336
Net cash provided by investing activities	347,600	2,720,504
Cash flows from financing activities:
Cash distributions to partners	(4,504,678)	(4,513,224)
Proceeds from recourse borrowings	3,560,000	1,195,000
Payment of non-recourse borrowings	-	(73,046)
Minority interest contribution, net	-	11,458
Redemption of limited partnership units	(3,882)	(126,998)
Net cash used in financing activities	(948,560)	(3,506,810)
Net decrease in cash and cash equivalents	(404,917)	(804,444)
Cash and cash equivalents, beginning of the period	1,249,480	1,760,803
Cash and cash equivalents, end of the period	$ 844,563	$ 956,359

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30,

(Unaudited)

	2005	2004
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$ 331,019	$ 654,350
Supplemental disclosure of non-cash investing and financing activities: Principal and interest paid directly to lenders by lessees	$ 16,990,337	$ 17,286,637
Notes payable non-recourse relinquished with repossession of equipment	$ 3,398,406	$ 34,491,692
Joint venture interests acquired from affiliate in exchange for amounts owed, at fair value	$ 672,992	$ -

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com

or

• Visiting www.sec.gov

or

• Writing us at: PO Box 192706

San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep the Partnership’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

Transactions with Related Parties

In accordance with the terms of the Management Agreement, Eight B pays the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Eight B or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the transactions. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with Eight B's operations.

Fees and expenses paid or accrued by the Partnership to the General Partner or its affiliates directly or on behalf of joint ventures in which the Partnership has an interest for the period ended September 30, 2005 and 2004, respectively, were as follows:

	Three Months Ended September 30,
	2005	2004
Management fees	$ 362,009	$ 421,985
Administrative expense reimbursements	114,042	195,259
	$ 476,051	$ 617,244

(1) Management fees are paid or accrued to the General Partner based on gross rental payments made by lessees to Eight B.

(2)Administrative expense reimbursements to the General Partner relate to Eight B’s operating expenses paid by the General Partner on behalf of Eight B. Investors can obtain a summary of such expenses upon request.

Conclusion

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

/s/ Beaufort J.B. Clarke	/s/ Paul B. Weiss
Beaufort J.B. Clarke	Paul B. Weiss
Chairman and CEO	President

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.